[hi-shear
 TECHNOLOGY CORP.
 Logo Here]

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 Garnier Street
                         Torrance, California 90505-5355

                               -------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 2002

                              --------------------

         The Annual Meeting of Stockholders of HI-SHEAR TECHNOLOGY CORPORATION will be held on October 29, 2002 at 10:00 a.m., at the Company's facility, 24225 Garnier Street, Torrance, California, to consider and act upon the following matters:

         1.       The election of directors; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 30, 2002, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof.

                                             By Order of the Board of Directors,

                                             /S/ Linda A. Nespole
                                             --------------------
                                             Linda A. Nespole
                                             Corporate Secretary

Torrance, California
September 23, 2002


================================================================================
                                    IMPORTANT
                                    ---------
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.
================================================================================

                         HI-SHEAR TECHNOLOGY CORPORATION
                              24225 GARNIER STREET
                         TORRANCE, CALIFORNIA 90505-5355

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 29, 2002

                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders and at any adjournment of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, October 29, 2002 at the Company's facility, 24225 Garnier Street, Torrance, California. The Annual Meeting is being held for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about September 30, 2002.


                       RECORD DATE AND OUTSTANDING SHARES

         The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 30, 2002 (the "Record Date"), at which time the Company had issued and outstanding approximately 6,670,000 shares of $.001 par value common stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.


                         QUORUM AND VOTING REQUIREMENTS

         The presence at the Annual Meeting of Stockholders, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting. The election of directors requires the affirmative vote of holders representing a majority of the outstanding shares of Common Stock present in person or by proxy at a meeting at which a quorum is present.

         Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this Proxy Statement as directors. Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have the same legal effect as a vote "against" election of the directors. With respect to any proposal that a broker has discretion to act upon in the absence of voting instructions from the beneficial owner, the broker may vote such shares absent specific voting instructions. Therefore, with respect to the election of directors, with respect to which brokers have the discretionary power to vote, brokers may vote such shares absent specific voting directions from the beneficial owners of such shares.

         The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked. A proxy may also be revoked by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.


                               DISSENTERS' RIGHTS

         Under Delaware law, stockholders are not entitled to any dissenters' rights with respect to the election of directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Common Stock as of August 30, 2002, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for director, and each named executive officer, and (iii) all executive officers and directors as a group:

                                                                      Percentage of
                                         Shares of Common Stock        Outstanding
                                           Beneficially Owned        Common Stock (2)
                                           ------------------        ----------------
George W. Trahan (1)...................           2,671,000                40.0
Thomas R. Mooney (1)...................           2,254,580                33.8
David W. Einsel (1)....................              22,500                 *
Jack Bunis (1).........................              23,000                 *
All executive officers and directors
     as a group (4 persons)............           4,971,080                74.4

-----------------------

*Less than 1% of the outstanding shares of Common Stock

(1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

(2) Based on approximately 6,670,000 shares of Common Stock outstanding as of the date of this Proxy Statement.

                              ELECTION OF DIRECTORS

DIRECTORS

         The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of who will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) directors and each director will be elected at the Annual Meeting to hold office until the next Annual Meeting until their respective successors have been duly elected and qualified.

         All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to continue to serve as a director if elected. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and instead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required. Unless otherwise directed, the persons named in the accompanying proxy will vote the shares represented only for the election as directors of the four (4) nominees named below.

         NAME AND AGE                PRESENT OCCUPATION AND OTHER INFORMATION
         ------------                ----------------------------------------

George W. Trahan...............     President, Chief Executive Officer and
Age 53                              Co-chairman of the Board of the Company. In
                                    April 2000 the Board of Directors appointed
                                    Mr. Trahan Chief Executive Officer and
                                    Co-chairman. Mr. Trahan joined the Company as Vice President in July 1990 and was elected Executive Vice President from 1993 until his election as President in June
                                    1998. Mr. Trahan has served as a Director of the Company since 1993. Before joining the Company, he served as Vice President of Cherry Textron, a leading supplier of fasteners to the commercial aerospace and automobile market from 1985 to 1990. From
                                    1978 to 1985, Mr. Trahan served as Group
                                    Controller at the corporate headquarters of Textron Inc. advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he served as Manager of Corporate Audit for Textron's international operations and also served as an engineer at Texas Instruments
                                    Incorporated. Mr. Trahan received his
                                    Bachelor of Science in Industrial
                                    Engineering from Clarkson University and attended the Harvard Advanced Management
                                    Program.

Thomas R. Mooney...............     Co-chairman of the Board of the Company. Mr.
Age 65                              Mooney retired from active employment and as
                                    Chief Executive Officer in February 2000.
                                    Mr. Mooney served as Chief Executive Officer and Chairman of the Board from June 1994 until February 2000. Mr. Mooney served as
                                    President of the Company from March 1988 until June 1998. Mr. Mooney served as Vice
                                    President of Programs at Quantic Industries,

         NAME AND AGE                PRESENT OCCUPATION AND OTHER INFORMATION
         ------------                ----------------------------------------

                                    a component supplier and subsystems
                                    manufacturer in the ordnance and electronics business, from 1982 to 1988. After retiring from the U.S. Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a Program Manager for Thiokol Corporation. He is a graduate of the U.S. Military Academy and holds a Masters of Science in Physics from Penn State University and a Masters of Business Administration from Old Dominion University.

David W. Einsel................     Director. Mr.Einsel became a Director in
Age 73                              March 1994. He served in the U.S. Army from
                                    1950 to 1989, retiring with the rank of
                                    Major General. As a general officer, Mr.
                                    Einsel served as the Deputy Commander, Army
                                    Research and Development Command, Deputy and
                                    Assistant Secretary Defense for Atomic
                                    Energy and served on the President's Task
                                    Force for Reorganization of Nuclear Weapons
                                    Employment. After retiring from the Army in 1989, he served as a National Intelligence
                                    Expert at large to the Director of the
                                    Central Intelligence Agency. Mr. Einsel was elected to the U.S. Army Chemical Corps Hall of Fame.

Jack Bunis.....................     Director. Mr. Bunis became a Director in
Age 67                              September 1996. He is currently the Founder
                                    and Principal of a management consulting firm, Bunis & Associates. Mr. Bunis was the
                                    Chairman, President, and Chief Executive
                                    Officer of Cair Systems, Inc., an Orange
                                    County, California based provider of
                                    information and automation services to the insurance and health care industries from 1988 to 1995. Previously, Mr. Bunis held the position of Senior Vice President and Chief
                                    Operating Officer at Mitchellmatix, a
                                    division of Cordura Corporation.

         The Board of Directors meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met three (3) times and acted by unanimous written consent one (1) time during the 2002 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

         The Company is not aware of any arrangements that may result in a change of control.


            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established audit, executive, compensation, stock options and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit Committee, the Compensation Committee and the Nominating Committee consist of the Company's two "independent" directors, i.e., Messrs. Bunis and Einsel. The Executive Committee and the Stock Option Committee consists of Messrs. Trahan and Mooney. The functions of those committees, their members and the number of meetings held during the 2002 fiscal year are described below:

         AUDIT COMMITTEE. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company. On June 12, 2000 the Board of Directors adopted a written Audit Committee Charter. The Audit Committee monitors the performance of such firm's reviews, approves the scope of the annual audit and quarterly reviews, and evaluates with the independent public accountants the Company's annual audit and quarterly and annual financial statements. The Audit Committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company. Any potential problem areas may be brought to its attention by management, the independent public accountants or the Board of Directors and the Audit Committee evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of two (2) independent directors having no financial, family, or other material personal ties to management, namely, Messrs. Bunis and Einsel. The Audit Committee met fourteen (14) times during the fiscal year.

         COMPENSATION COMMITTEE AND NOMINATING COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all executive officers, and has delegated the responsibility of deciding upon annual compensation for Company key employees to George W. Trahan, CEO. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. Einsel and Bunis are members of the Compensation Committee, which met three (3) times during the fiscal year. Messrs. Einsel and Bunis are also members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee did not meet during the fiscal year.

         EXECUTIVE COMMITTEE. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Trahan and Mooney are members of the Executive Committee. The Executive Committee met five (5) times during the fiscal year.

         STOCK OPTIONS COMMITTEE. The Stock Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. Trahan and Mooney are members of the Stock Options Committee, which met two (2) times during the fiscal year.

COMPENSATION OF DIRECTORS

         The Company paid director fees of $1,000 for each meeting of the Board of Directors or separate committee meeting attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings.


                             AUDIT COMMITTEE REPORT

         The following is the Report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended May 31, 2002.

         Subject to Item 306 of the Regulations S-K and S-B and Item 7(e)(3) of
Schedule 14A this disclosure statement is being provide to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting.

         The Audit Committee has reviewed and discussed the audited financial statements contained herein with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         Based on our discussions with management and the independent auditors, we have not been apprised of any misstatements or omissions in the financial statements.

         Management is responsible for the preparation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's accountants, Grant Thornton LLP are responsible for performing an independent audit of the consolidated financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"). The Audit Committee met with the internal and the independent accountants, with and without management present, to discuss the results and the overall quality of Hi-Shear's financial reporting.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.

         The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

         The Audit Committee, in its oversight function, has relied on advice and information it received from management and the independent auditors in discussions relative to the Company financial statements and the Company's 10-KSB.


Jack Bunis                                          David Einsel
Audit Committee                                     Audit Committee
Member Board of Directors                           Member Board of Directors

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term cash and non-cash compensation paid for services rendered in all capacities to the Company, to those persons who were the Chief Executive Officer of the Company during the fiscal year ended May 31, 2002 and to those executive officers of the Company serving at the end of fiscal year 2002 whose total annual salary and bonus exceeded $100,000 for fiscal year 2002 (the "Named Executive Officers"):

                                                                                   Long Term Compensation
                                                                                   ----------------------
                                             Annual Compensation                  Awards           Payout
                           Payments          -------------------                  ------           ------
                           Made in                                      Restricted       Options     LTIP         All Other
   Name and Principal      Fiscal     Salary        Bonus      Other       Stock          /SARs     Payout      Compensation
        Position            Year        ($)          ($)        ($)     Award(s)($)        (#)        ($)          ($)(2)
-------------------------- -------- ------------ ------------ -------- --------------- ----------- ---------- ------------------
George W. Trahan,          2002     295,000          -0-        -0-         -0-           -0-         -0-            -0-
  President, Chief         2001     285,000          -0-        -0-         -0-           -0-         -0-            -0-
  Executive Officer        2000     275,000       69,100(1)     -0-         -0-           -0-         -0-            -0-
  Co-chairman


   (1) Bonus for fiscal year 1999 performance was paid in fiscal 2000 after completion of year-end closing. Bonus payments are made in fiscal years subsequent to fiscal years during which they are earned. No bonus payments were made during fiscal year 2002.
   (2) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Executive Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Executive Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

         Effective April 4, 2000, the Company renewed a five-year employment agreement with Mr. Trahan, which provides an annual base salary of $275,000. The Agreement also provides that the base salary shall be increased $10,000 per year during each twelve months for the term of the Agreement. Mr. Trahan is eligible to participate in an incentive bonus program, which includes stock options. The Agreement expires on February 28, 2005.

         Pursuant to a five-year Consulting Agreement with the Company dated February 28, 2000 (the "Consulting Agreement"), Thomas R. Mooney, the Co-chairman of the Board, performs consulting services for the Company, for which he received $142,500 during fiscal year 2002. The Consulting Agreement provides that Mr. Mooney will work on projects assigned to him by the Company and that he will not perform work for other parties with respect to products that are competitive with the Company's products.


                                          EQUITY COMPENSATION PLAN INFORMATION
---------------------------------------------------------------------------------------------------------------------
                                           Number of securities to be     Weighted-average    Number of securities
                                             issued upon exercise of     exercise price of     remaining available
                                              outstanding options,          outstanding        for future issuance
                                               warrants and right        options, warrants        under equity
                                                                             and rights        compensation plans
                                                                                              (excluding securities
                                                                                             reflected in column (a))

Plan category                                          (a)                      (b)                    (c)
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
security holders

N/A                                                  142,466                   $4.73                 207,534
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
by security holders

1993 Stock Option Plan                                 N/A                      N/A                    N/A
---------------------------------------------------------------------------------------------------------------------
Total                                                142,466                   $4.73                 207,534
---------------------------------------------------------------------------------------------------------------------

                             1993 STOCK OPTION PLAN

         Our 1993 nonstatutory stock option plan provides for the grant of nonstatutory stock options to employees and consultants. The purposes of the 1993 nonstatutory stock option plan are to attract and retain qualified personnel, to provide additional incentives to our employees and consultants, and to promote the success of our business. Our Board of Directors adopted the 1993 nonstatutory stock option plan in December 23, 1993. The 1993 nonstatutory stock option plan provides for the issuance of options to purchase up to 500,000 shares of our common stock. As of June 30, 2002, there were outstanding options to acquire 142,466 shares of our common stock. Unless terminated earlier by the board of directors, the 1993 nonstatutory stock option plan will terminate in December 23, 2003.

         The 1993 nonstatutory stock option plan is administered by the Stock Option Committee, consisting of Messrs. George Trahan and Thomas Mooney, each known as Directors of the company. The Stock Option Committee determines the terms of options granted under the 1993 nonstatutory stock option plan, including the number of shares subject to the award, the exercise or purchase price, the vesting and/or exercisability of the award, and any other conditions to which the award is subject. The exercise price for any options granted under the 1993 nonstatutory stock option plan may be paid in cash, in shares of our common stock valued at fair market value on the exercise date, or in any other form of legal consideration that may be acceptable to the board of directors or administrator in their discretion. The term of options granted under the 1993 nonstatutory stock option plan may not exceed 10 years following the date of grant.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Trahan and Mooney, who are nominees for Director of the Company, see "Election of Directors".

KEY EMPLOYEES

         GREGORY J. SMITH, 55, joined the Company in July 1999 and served as Director, Finance and Information Systems until his promotion to Vice President, Finance and Information Systems in July 2000. Mr. Smith is responsible for corporate finance and information systems for the Company. Prior to this, Mr. Smith worked at Burke Industries where he was the Division Controller since July 1995. He has fifteen years of financial management experience.

         FREDRIC S. SILVERMAN, 45, joined the Company in 1996 and has served as Manager, Ordnance Product Engineering before being named Director of Engineering in 1997. Mr. Silverman holds a Bachelor of Chemistry and a Masters of Chemical Engineering from the University of Maryland. Mr. Silverman has held positions with the Naval Ordnance Station as a Lead Engineer for Large-Caliber Ammunition Programs, Aerojet and Olin as a Project Team Leader and Program Manager for Medium Caliber Ammunition and other Munition Products. In addition he has been awarded the R. B. Young Award for Technical Innovation in 1993. He has also authored over a dozen technical publications and has chaired JANNAF Area Symposiums.

         ROBERT M. "MIKE" KEARNS, 53, joined the Company in 1999 and served as the Quality Director until his promotion to Director of Manufacturing in March 2001. Mr. Kearns is responsible for Mechanical, Electronic and Ordnance Assembly, Precision Manufacturing Center and the Integrated Supply Chain areas of the Company. Prior to joining the Company, Mr. Kearns worked at Philadelphia Gear Corporation since 1979. He is APICS certified in Production Planning and Capacity Management. Hi-Shear is the second company to achieve ISO 9001 certification under his leadership and guidance. Mr. Kearns has 20 years of proven manufacturing and supply chain management experience.

         LINDA A. NESPOLE, 40, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Ms. Nespole is responsible for corporate administration and investor relations for the Company. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, and a certificate in Human Resources Management from Loyola Marymount University.


                                  ANNUAL REPORT

         The Company undertakes, on written request, and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-KSB for the year ended May 31, 2002, as filed with the Securities and Exchange Commission ("Commission"), including the financial statements and notes thereto. Copies of the exhibits not included in the Form 10-KSB are also available, on written request, at the Company's cost. In addition, these documents can be downloaded from the Company's website at: www.hstc.com. Written requests should be addressed to Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5355, Attention: Corporate Secretary.

                             APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Grant Thornton LLP, to serve as the Company's independent accountants and to conduct the audit of the Company's financial statements for the fiscal year ending May 31, 2002. Representatives from Grant Thornton LLP will be present at the Annual Meeting and have the opportunity to make a statement, but the company does not anticipate that they will.

         During the two fiscal years ended May 31, 2001 and May 31, 2002 there were no disagreements with McGladrey & Pullen, LLP or Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of McGladrey & Pullen, LLP or Grant Thornton LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with either of its reports on the Company's financial statements for such years.

FEES PAID TO INDEPENDENT AUDITORS

         Audit Fees
         ----------
         The Company was billed aggregate fees of approximately $81,585 by Grant Thornton LLP for professional services rendered with respect to the audit of its financial statements for the fiscal year ended May 31, 2002 and the reviews of the financial statements included in its Form 10-QSBs for the same fiscal year.

         Financial Information Systems Design and Implementation Fees
         ------------------------------------------------------------
         The Company was not billed any fees by Grant Thornton LLP for professional services for financial information systems design or implementation services for the fiscal year ended May 31, 2002.

         All Other Fees
         --------------
         The Company was not billed any fees by Grant Thornton LLP for services, other than the services referred to above, rendered for the fiscal year ended May 31, 2002.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2002, its officers, directors and greater than 10 percent beneficial owners complied with the filing requirements.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                              SAFE HARBOR STATEMENT

         This Proxy Statement, as it relates to Company matters, contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance of and demand for the Company's commercial products, dependence on the uncertainty of government budgetary issues and primary government contracts, and intellectual property rights.

                PROPOSALS OF STOCKHOLDERS FOR 2003 ANNUAL MEETING

         The Company at 24225 Garnier Street, Torrance, California, 90505-5355, must receive proposals by stockholders intended to be present at the 2003 Annual Meeting of Stockholders not later than July 1, 2003. Such proposals must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of Common Stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company. It is suggested that such proposals be submitted by Certified Mail, Return Receipt Requested.

                             SOLICITATION OF PROXIES

         The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company. Banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

                                             By Order of the Board of Directors,

                                             /S/ Linda A. Nespole
                                             --------------------
                                             Linda A. Nespole
                                             Corporate Secretary

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